                                                                EXHIBIT 10.20.1









                         SECURITIES PURCHASE AGREEMENT

                                  by and among

                            UNITED AUTO GROUP, INC.,

                                      and

                    INTERNATIONAL MOTOR CARS GROUP I, L.L.C.

                                      and

                   INTERNATIONAL MOTOR CARS GROUP II, L.L.C.

                                  dated as of


                                 April 12, 1999


                                           Table of Contents
                                                                                                 Page
ARTICLE I     ISSUANCE AND SALE OF PREFERRED STOCK AND WARRANTS...................................1
              1.1.     Issuance, Purchase and Sale................................................1
              1.2.     The Closing; Deliveries....................................................2

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................3
              2.1.     Organization; Subsidiaries.................................................3
              2.2.     Due Authorization..........................................................4
              2.3.     Capitalization.............................................................5
              2.4.     SEC Reports................................................................6
              2.5.     Financial Statements.......................................................6
              2.6.     Absence of Certain Changes.................................................7
              2.7.     Litigation.................................................................7
              2.8.     Title to Properties; Insurance.............................................8
              2.9.     Consents, No Violations....................................................9
              2.10.    Holding Company Act and Investment Company Act.............................9
              2.11.    Taxes.....................................................................10
              2.12.    Employee Benefit Plans....................................................10
              2.13.    Intellectual Property.....................................................13
              2.14.    Compliance with Laws......................................................14
              2.15.    Commitments...............................................................16
              2.16.    Acquisitions..............................................................17
              2.17.    Brokers or Finders; Opinion of Financial Advisor..........................18
              2.18.    Proxy Statement...........................................................18
              2.19.    Suppliers.................................................................19
              2.20.    Related Party Transactions................................................19
              2.21.    Products..................................................................19
              2.22.    Section 203 of the DGCL; Takeover Statute.................................19
              2.23.    Disclosure................................................................20

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................................20
              3.1.     Acquisition for Investment................................................20
              3.2.     Restricted Securities.....................................................20
              3.3.     No Brokers or Finders.....................................................20
              3.4.     Accredited Investor.......................................................20
              3.5      Organization..............................................................20
              3.6.     Due Authorization.........................................................20

                                                  -i-

              3.7.     Consents, No Violations...................................................21
              3.8.     Availability of Funds.....................................................21
              3.9      Due Diligence.............................................................21

ARTICLE IV    COVENANTS..........................................................................22
              4.1.     Conduct of Business by the Company Pending the Closings...................22
              4.2.     No Solicitation...........................................................24
              4.3.     Press Releases; Interim Public Filings....................................25
              4.4.     HSR Act...................................................................25
              4.5.     Proxy Statement; Stockholders Meeting.....................................26
              4.6.     Consents; Approvals.......................................................26
              4.7.     Listing...................................................................27
              4.8.     Intentionally Omitted.....................................................27
              4.9.     Certificates of Designation; Amendment to Certificate of Incorporation....27
              4.10.    Cooperation...............................................................28
              4.11.    Access to Property; Records...............................................28
              4.12.    Reserve Shares............................................................28
              4.13.    Notice of Breach..........................................................28
              4.14.    Transfer Taxes............................................................29
              4.15.    Indemnification...........................................................29
              4.16.    Certain Limitations.......................................................29
              4.17.    Acquisition Entities......................................................29

ARTICLE V     CONDITIONS.........................................................................29
              5.1.     Conditions to Obligations of the Purchaser and the Company................29
              5.2.     Conditions to Obligations of the Purchaser................................30
              5.3.     Conditions to Obligations of the Company..................................32

ARTICLE VI    TERMINATION........................................................................33
              6.1.     Termination...............................................................33
              6.2.     Effect of Termination; Termination Fee....................................34

ARTICLE VII   SURVIVAL; CERTAIN REMEDIES.........................................................35
              7.1.     Survival..................................................................35
              7.2.     Right to Require Repurchase...............................................35
              7.3.     Sole and Exclusive Remedy.................................................36
              7.4.     Termination Following Initial Closing.....................................36

ARTICLE VIII  MISCELLANEOUS......................................................................38
              8.1.     Defined Terms; Interpretations............................................38

                                                 -ii-


              8.2.     Fees and Expenses.........................................................46
              8.3.     Public Announcements......................................................46
              8.4.     Restrictive Legends.......................................................46
              8.5.     Further Assurances........................................................47
              8.6.     Successors and Assigns....................................................47
              8.7.     Entire Agreement..........................................................47
              8.8.     Notices...................................................................47
              8.9.     Amendments................................................................48
              8.10.    Counterparts..............................................................49
              8.11.    Headings..................................................................49
              8.12.    Nouns and Pronouns........................................................49
              8.13.    GOVERNING LAW.............................................................49
              8.14.    Submission to Jurisdiction................................................49
              8.15.    WAIVER OF JURY TRIAL......................................................49
              8.16.    Severability..............................................................50


                                    EXHIBITS

        Exhibit 1.2(b)          Forms of Warrant
        Exhibit 2.2             Forms of Certificates of Designation
        Exhibit 4.5             Form of Certificate of Amendment
        Exhibit 5.1(a)(iii)     Consents (Initial Closing)
        Exhibit 5.1(b)(ii)      Consents (Second Closing)
        Exhibit 5.2(a)(iv)      Form of Stockholders Agreement
        Exhibit 5.2(a)(v)       Form of Registration Rights Agreement
        Exhibit 5.2(a)(viii)    Form of Opinion of Willkie Farr & Gallagher

                             INDEX OF DEFINED TERMS


                                                                         SECTION

1998 Balance Sheet..........................................................2.5
1998 Financial Statements...................................................2.5
Affiliate...................................................................8.1
Agreement..............................................................preamble
Alternative Transaction.....................................................8.1
Board of Directors..........................................................8.1
Certificate of Amendment....................................................4.9
Certificate of Designation..................................................2.2
Closing..................................................................1.2(a)
Closing Date.............................................................1.2(a)
Closings.................................................................1.2(a)
Code........................................................................8.1
Commitments................................................................2.15
Common Stock...........................................................recitals
Company................................................................preamble
Company Affiliates..........................................................4.2
Company Fiduciary Out.......................................................4.2
Compensation and Benefit Plans..............................................8.1
Confidentiality Agreement..................................................4.11
Consents....................................................................4.6
DGCL........................................................................8.1
Encumbrances.............................................................2.1(b)
Environmental Laws..........................................................8.1
Environmental Matter........................................................8.1
Environmental Permits...............................................2.14(d)(ii)
ERISA.......................................................................8.1
ERISA Affiliate.............................................................8.1
Exchange Act................................................................8.1
GAAP........................................................................2.5
Governmental Entity.........................................................8.1
Hazardous Substances........................................................8.1
HSR Act.....................................................................8.1
IMCG-I.................................................................preamble
IMCG-I Initial Closing Purchase Price.......................................1.1
IMCG-I Second Closing Purchase Price........................................1.1
IMCG-II................................................................preamble
Independent Directors......................................................4.16
Initial Closing..........................................................1.2(a)

Initial Closing Purchase Price..............................................1.1
Initial Purchase............................................................1.1
Intellectual Property.......................................................8.1
IRS.........................................................................8.1
Knowledge...................................................................8.1
Laws........................................................................8.1
Leased Real Property........................................................8.1
Licenses................................................................2.14(a)
Litigation...............................................................2.7(a)
Losses......................................................................8.1
Major Suppliers............................................................2.19
Material Adverse Effect.....................................................8.1
Multi-Employer Plan.....................................................2.12(c)
Non-Voting Common Stock................................................recitals
NYSE........................................................................8.1
Owned Real Property.........................................................8.1
PCBs........................................................................8.1
Permitted Encumbrances......................................................8.1
Person......................................................................8.1
Preferred Stock........................................................recitals
Products...................................................................2.21
Proxy Statement............................................................2.18
Purchase Price.........................................................recitals
Purchaser..............................................................preamble
Purchaser Designees.........................................................4.5
Purchaser Expenses..........................................................8.2
Real Property......................................................2.14(d)(iii)
Registration Rights Agreement.........................................5.2(a)(v)
Related Parties.............................................................8.1
Release.....................................................................8.1
Return......................................................................8.1
SEC.........................................................................8.1
SEC Reports.................................................................2.4
Second Closing...........................................................1.2(a)
Second Closing Failures..................................................5.2(a)
Second Closing Purchase Price...............................................1.1
Second Purchase.............................................................1.1
Section 7.2 Put Price.......................................................7.2
Section 7.4 Put Price.......................................................7.4
Securities Act..............................................................8.1
Series A Preferred Stock...............................................recitals
Series B Preferred Stock...............................................recitals

Shares......................................................................8.1
Significant Shareholders....................................................8.1
Stockholders Agreement...............................................5.2(a)(iv)
Stockholders Meeting.......................................................2.18
Subsidiaries.............................................................2.1(b)
Subsidiary...............................................................2.1(b)
Takeover Proposal...........................................................8.1
Tax........................................................................ 8.1
Taxes.......................................................................8.1
Terminating Breach.......................................................6.1(d)
Third Party.................................................................8.1
Transaction Documents.......................................................8.1
Warrants...............................................................recitals

                         SECURITIES PURCHASE AGREEMENT



     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April12, 1999, by and among UNITED AUTO GROUP, INC., a Delaware corporation (the "Company"), INTERNATIONAL MOTOR CARS GROUP I, L.L.C. ("IMCG-I") and INTERNATIONAL MOTOR CARS GROUP II, L.L.C. ("IMCG-II"), each a Delaware limited liability company (IMCG-I and IMCG-II collectively, the "Purchaser").


                             W I T N E S S E T H :


     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, an aggregate of 7,903.124 shares of SeriesA Convertible Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), an aggregate of 396.876 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock") and warrants (the "Warrants") to purchase an aggregate of (i)3,898,665 shares of the Company's voting Common Stock, par value $0.0001 per share (the "Common Stock"), and (ii)1,101,335 shares of the Company's non-voting Common Stock, par value $0.0001 per share (the "Non-Voting Common Stock"), in two separate installments for an aggregate purchase price of $83,000,000 in cash (the "Purchase Price");


     WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Significant Shareholders are executing and delivering a voting agreement with the Purchaser; and


     WHEREAS, the Purchaser and the Company desire to provide for the purchase and sale of the Preferred Stock and the Warrants and to establish certain rights and obligations in connection therewith.


     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

               ISSUANCE AND SALE OF PREFERRED STOCK AND WARRANTS



     1.1. Issuance, Purchase and Sale. Upon the terms set forth herein,

     (a) at the Initial Closing, (i)the Company shall sell to IMCG-I, and IMCG-I shall purchase from the Company, 2,906.743shares of Series A Preferred Stock for an aggregate purchase price of $26,160,687.92 in cash (the "IMCG-I Initial Closing Purchase Price"), subject to the conditions set forth in Sections 5.1(a), 5.2(a) and 5.3, and (ii)the Company shall sell to IMCG-II, and IMCG-II shall purchase from the Company, 821.1266 shares of Series A Preferred Stock for an aggregate purchase price of $7,390,139.41 in cash (such amount together with the IMCG-I Initial Closing Purchase Price, the "Initial Closing Purchase Price"), subject to the conditions set forth in Sections5.1(a), 5.2(a) and 5.3 (the transactions to occur at the Initial Closing, the "Initial Purchase"), and

     (b) at the Second Closing, (i)the Company shall sell to IMCG-I, and IMCG-I shall purchase from the Company, 3,565.04096shares of SeriesA Preferred Stock and Warrants to purchase 3,898,665 shares of Common Stock for an aggregate purchase price of $38,557,152.74 in cash (the "IMCG-I Second Closing Purchase Price"), subject to the conditions set forth in Article V, and (ii)the Company shall sell to IMCG-II, and IMCG-II shall purchase from the Company, 610.214 shares of Series A Preferred Stock, 396.876 shares of Series B Preferred Stock and Warrants to purchase 1,101,335 shares of Non-Voting Common Stock, for an aggregate purchase price of $10,892,019.93 in cash (such amount together with the IMCG-I Second Closing Purchase Price, the "Second Closing Purchase Price"), subject to the conditions set forth in Article V (the transactions to occur at the Second Closing, the "Second Purchase").


     1.2. The Closing; Deliveries. (a) The closing of the Initial Purchase (the "Initial Closing") and the closing of the Second Purchase (the "Second Closing", and together with the Initial Closing, individually, a "Closing" and collectively, the "Closings") shall take place at the offices of Fried, Frank, Harris, Shriver& Jacobson, One New York Plaza, New York, New York10004 at 9:00a.m. on the fourth business day following the satisfaction or waiver of the conditions to each such Closing set forth in ArticleV (other than those conditions that by their nature are to be satisfied at such Closing, but subject to the satisfaction or waiver of those conditions) or on such other place, time and/or date as shall be mutually agreed by the Company and the Purchaser (the date of such Closing, a "Closing Date").


     (b) At each Closing, the Company shall deliver to the Purchaser certificates representing the shares of Preferred Stock and the Warrants being purchased by the Purchaser at such Closing, each registered in the name of the Purchaser or its nominee or designee in such amounts as Purchaser shall inform the Company prior to such Closing. Delivery of such certificates shall be made against receipt by the Company of the portion of the Purchase Price payable in connection with such Closing, which shall be paid by wire transfer of immediately available funds to an account designated at least three business days prior to the applicable Closing Date by the Company. The Warrants shall be in the forms of Exhibit 1.2(b).

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of each Closing Date, as follows:


     2.1. Organization; Subsidiaries. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to so qualify or be licensed could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The minute books (containing the records of meetings of stockholders, the Board of Directors, and any committees of the Board of Directors), stock record books and certificate books of the Company contain true, complete and accurate records in all material respects of all corporate actions taken at any such meetings and other corporate governance matters, the stock ownership of the Company and the transfer of the shares of its capital stock since the date of inception of the Company. Complete and correct copies of all of the foregoing (other than, as of the date hereof, the minutes of the meeting of the Board of Directors on April9, 1999, which have not yet been approved) have previously been made available to the Purchaser.


     (b) Schedule2.1(b) sets forth a complete and correct list of each corporation, limited liability company, partnership, business association or other Person with respect to which the Company has, directly or indirectly, ownership of or rights with respect to securities or other interests having the power to elect a majority of such Person's board of directors or analogous or similar governing body, or otherwise having the power to direct the management, business or policies of that corporation, limited liability company, partnership, business association or other Person (each, a "Subsidiary" and, collectively, the "Subsidiaries") that is required to be included in Exhibit 21 to the Company's Annual Report on Form 10-K for the period ended December31, 1998. Except as set forth on Schedule2.1(b), the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances"), other than transfer restrictions imposed by applicable federal and state securities Laws. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary held directly or indirectly by the Company have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock or other equity interests of any Subsidiary are entitled to preemptive rights. Except as set forth on

Schedule2.1(b) or disclosed in the SEC Reports, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary or pursuant to which the Company or any Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule2.1(b) or disclosed in the SEC Reports, there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings to which any Subsidiary is a party with respect to the voting or transfer of any capital stock or other equity interest of any Subsidiary. Except for (i)the Subsidiaries, (ii)assets held in benefit plans, (iii)corporate treasury transactions and (iv)as set forth on Schedule2.1(b), the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.


     (c) Each Subsidiary is a corporation, limited liability company, partnership, business association or other Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as it is now being conducted. Except as set forth on Schedule 2.1(c), each Subsidiary is duly qualified and licensed to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of the business conducted by it makes such qualification necessary except where the failures of all of such Subsidiaries to so qualify or be licensed individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The minute books or other records (containing the records of meetings of stockholders or other holders of other equity interests, the board of directors or other similar governing body, and any committees thereof), the stock ownership or analogous records and the certificate books of each of UnitedAuto Finance, Inc., UnitedAuto Care, Inc. and UnitedAuto Care Products, Inc. contain in all material respects true, complete and accurate records of all actions taken at any such meetings and other governance matters, the stock or other equity ownership of each of such Subsidiaries and the transfer of the shares of its capital stock or other equity interest since the date of inception of each such Subsidiary. Complete and correct copies of all of the foregoing have previously been made available to the Purchaser.


     2.2. Due Authorization. The Company has all right, corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance and sale of the Preferred Stock and the Warrants by the Company and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby) (a)are within the corporate power and authority of the Company and
(b)have been duly authorized by all requisite corporate proceedings on the part of the Company, except for the approval by the stockholders of the Company referenced in Section 4.5. The Board of Directors has determined that it is advisable and in the best interest of the Company's stockholders for the Company to consummate the issuance and sale of the Preferred Stock and the Warrants upon the terms and subject to the conditions set forth in this Agreement, and has unanimously recommended that the Company's stockholders approve and adopt this Agreement and the other transactions referenced in
Section 4.5; provided, however, any such recommendation of the Board of Directors may be withdrawn, modified or amended to the extent permitted by
Section 4.5 of this Agreement. This Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability against the Company may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies (regardless of whether enforcement is considered in a proceeding in equity or at law). The Shares have been validly reserved for issuance, and upon payment of the Purchase Price and issuance in accordance with the Certificates of Designation, or the Warrant, as the case may be, will be duly and validly issued and outstanding, fully paid, and nonassessable. The terms, designations, powers, preferences and relative participation, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred Stock and the Series B Preferred Stock will be set forth in the Certificate of Designation of the Series A Preferred Stock and the Certificate of Designation of the Series B Preferred Stock, respectively (collectively, the "Certificates of Designation"), the forms of which are attached as Exhibit 2.2.


     2.3. Capitalization. The authorized capital stock of the Company consists of (i)40,000,000 shares of voting Common Stock, par value $0.0001 per share, of which, as of March 24, 1999, 21,289,619 shares are issued and outstanding;
(ii)1,125,000 shares of Non-Voting Common Stock, of which, as of March 24, 1999, 605,454 shares are issued and outstanding; (iii)20,000,000 shares of Class C Common Stock, par value $0.0001 per share, of which, as of the date hereof, no shares are issued and outstanding; and (iv)100,000 shares of preferred stock, par value $0.0001 per share, of which, as of the date hereof, no shares are issued and outstanding. There have been no changes in such numbers since March 24, 1999, except as a result of the transactions contemplated by the Transaction Documents, and the issuance of Common Stock upon the exercise of rights to acquire Common Stock and Non-Voting Common Stock set forth on Schedule2.3. All of the issued and outstanding shares of Common Stock and Non-Voting Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of the Company are entitled to preemptive rights. Except as set forth on Schedule2.3 or disclosed in the SEC Reports, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company or any of the Subsidiaries is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule2.3 or disclosed in the SEC Reports, (i)the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity and
(ii)there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Company is a party or of which it has Knowledge with respect to the voting or transfer of any of the shares of Common Stock or Non-Voting Common Stock. To the extent that any options, warrants or any of the other rights described above are outstanding, neither the issuance and sale of the Preferred Stock and the Warrants nor any issuance of Shares will result in an adjustment of the exercise or conversion price or number of shares issuable upon the exercise or conversion of any such options, warrants or other rights.

     2.4. SEC Reports. The Company has timely filed all proxy statements, reports and other uments required to be filed by it with the SEC under the Exchange Act from and after October23, 1996 (collectively, the "SEC Reports"). Each SEC Report was on the date of its filing in compliance as to form in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


     2.5. Financial Statements. The audited consolidated balance sheet of the Company and the Subsidiaries as of December31, 1998 (the "1998 Balance Sheet") and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the 12-month period then ended, including the notes thereto (collectively, the "1998 Financial Statements"), and all of the financial statements (including any related schedules and/or notes) included in the SEC Reports, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved, except as may be noted therein, and fairly present in all material respects the consolidated financial condition, results of operations and changes in stockholders' equity of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments). A complete and correct copy of the 1998 Financial Statements is set forth on Schedule2.5. Except as set forth on Schedule2.5 or disclosed in the SEC Reports, neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except (i)liabilities and obligations in the respective amounts reflected or reserved against in the 1998 Balance Sheet, (ii)liabilities and obligations incurred in the ordinary course of business since December31,1998 which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii)under Commitments in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on the 1998 Balance Sheet except Commitments that are required to be disclosed pursuant to Section 2.15 and are not so disclosed, (iv)in respect of any Loss relating to any Environmental Matter except to the extent required to be disclosed on Schedule 2.14 and not so disclosed, or (v)arising out of or in connection with any claim by Person in respect of any product sold, rented, leased, designed, distributed or marketed at any time by the Company or its Subsidiaries resulting from an alleged defect in the design or manufacture thereof, or any alleged failure to warn with respect thereto, but only to the extent not subject to indemnification or reimbursement by financially solvent entities.


     2.6. Absence of Certain Changes. Except as set forth on Schedule2.6, as disclosed the SEC Reports, or pursuant to the transactions contemplated by this Agreement and the other Transaction Documents, since December 31, 1998: (i)the business of the Company and the Subsidiaries taken as a whole has been conducted in the ordinary course of business consistent with past practice,
(ii)the Company and its Subsidiaries have not (a)suffered any change, event or development or series of changes, events or developments which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, (b)suffered any damage, destruction or casualty loss to its physical properties (whether or not covered by insurance) which individually or in the aggregate has resulted or could reasonably be expected to result in a Material Adverse Effect or (c)been the subject of any material Litigation or threatened or commenced investigation by a Governmental Entity, and (iii)there has not been any transaction, act, development, circumstance or event that if it had occurred on or after the date of this Agreement without the prior consent of the Purchaser would constitute a breach of Section 4.1.


     2.7. Litigation. (a) Except as set forth on Schedule2.7(a) or as disclosed in the SEC Reports, there is no material claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity.


     (b) Except as set forth on Schedule 2.7(b) or as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, and neither the Company nor any of the Subsidiaries is a party or subject to any order, judgment or decree of any court, arbitrator or other Governmental Entity, which has had or could reasonably be expected to have a Material Adverse Effect.


     2.8. Title to Properties; Insurance. (a) Except as set forth on Schedule2.8(a), the Company and the Subsidiaries have good and valid title to, or, in the case of property leased by them, a valid and subsisting leasehold interest in, their respective material properties and assets, free of all Encumbrances except for Permitted Encumbrances.


     (b) Schedule2.8(b) sets forth the address of all Owned Real Property. With respect to the Owned Real Property, (i)the Company and its Subsidiaries have good and marketable title in fee simple to the Owned Real Property, free and clear of all Encumbrances except for Permitted Encumbrances, (ii)there are no outstanding options or rights of first refusal in favor of any other Person to purchase the Owned Real Property or any portion thereof or interest therein, and (iii)there are no leases, subleases, licenses, options, rights, concessions or other Commitments affecting any portion of the Owned Real Property.


     (c) Schedule2.8(c) sets forth a complete and correct list of all material Leased Real Property. With respect to the Leased Real Property, the Company and the Subsidiaries have good and valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances except for Permitted Encumbrances and Encumbrances set forth on Schedule2.8(a). Except as set forth on Schedule2.8(c), (A)each lease or sublease relating to the Leased Real Property is legal, valid, binding and enforceable and in full force and effect and
(B)the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not cause a breach or require any third party consent or notification under any such lease or sublease. The information set forth on Schedule2.8(c) regarding the Leased Real Property is true and correct in all material respects.


     (d) [Intentionally omitted]


     (e) Schedule2.8(e) sets forth a complete and correct list of all insurance coverage carried by the Company and the Subsidiaries, including for each policy the type and scope of coverage, the carrier and the amount of coverage. All of the assets of the Company and the Subsidiaries and all aspects of the Company's and the Subsidiaries' businesses that are of insurable character are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage (and with deductibles) which are consistent with prudent industry practice. Neither the Company nor any of the Subsidiaries is in default in a material respect with respect to any of its obligations under any insurance policy maintained by it. All such policies are in full force and effect and no premiums with respect thereto are past due and owed. Except as set forth on Schedule2.8(e), there are no claims by the Company or any of the Subsidiaries under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. Except as set forth on Schedule2.8(e), neither the Company nor any of the Subsidiaries has received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies, and the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents will not result in any such termination or premium increase. The Company maintains a Directors' and Officers' insurance policy with National Union Fire Insurance Company, a complete and correct copy of which has previously been delivered to the Purchaser.


     2.9. Consents, No Violations. Except as set forth on Schedule2.9, neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (a)conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or by-laws of the Company; (b)constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i)any Law or (ii)any Commitment to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except, with respect to the matters set forth in this clause(b), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any other Transaction Document to which it is a party; or
(c)except for any required filing under the HSR Act or with respect to any Environmental Permits, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any of the Subsidiaries.


     2.10. Holding Company Act and Investment Company Act. Neither the Company nor any of the Subsidiaries is: (i)a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii)a "public utility," as defined in the Federal Power Act, as amended, or (iii)an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

     2.11. Taxes. (a) Except as disclosed in Schedule 2.11(a), the Company and each of the Subsidiaries has timely filed all Returns required by Law to have been filed by it and has paid all Taxes shown to be due thereon or which are otherwise due and payable (or made adequate provision in accordance with GAAP for all such Taxes on the 1998 Balance Sheet) including, without limitation, any Tax levied upon any of its properties, assets, income or franchises. All such Returns were complete and correct in all material respects. All amounts required to be collected or withheld by the Company and each of the Subsidiaries has been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted. The accruals and reserves for Taxes on the 1998 Balance Sheet are complete and adequate in all material respects to cover any liability of the Company and each of its Subsidiaries for Taxes for periods through December 31, 1998. The accruals and reserves for deferred tax liabilities on the 1998 Balance Sheet are adequate to cover any such liability in accordance with GAAP.


     (b) Schedule 2.11(b) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Company or any of the Subsidiaries currently file an income, franchise, sales or use Return. Except as set forth on Schedule2.11(b), (i)neither the IRS nor any other taxing authority has asserted in writing any claim involving a material amount of Taxes, or to the Knowledge of the Company, is threatening to assert any claims involving a material amount of Taxes, against the Company or any of the Subsidiaries, (ii)neither the Company nor any of the Subsidiaries has been a member of a consolidated, combined or unitary group for federal or state income tax purposes that included any member other than the current members of the consolidated federal income tax group of which the Company is the common parent, (iii)neither the Company nor any of the Subsidiaries is or has been a party to any Tax sharing agreement (except for agreements with Subsidiaries providing for the sharing of liabilities on a pro rata basis) that will remain in effect and under which the Company or any such Subsidiary could have any material liability for Taxes, (iv) there are no liens for Taxes upon any assets of the Company or any of the Subsidiaries (other than liens for Taxes not yet due and payable), except for liens which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (v)neither the Company nor any of the Subsidiaries has agreed or is required to include in income during the current year or any future taxable period any material adjustment pursuant to Section 481 of the Code (or similar provisions of foreign, state or local law) by reason of a change in accounting method or otherwise, and the IRS has not proposed any such adjustment, and (vi) complete copies of all income Tax Returns filed by the Company and each of the Subsidiaries for taxable periods commencing on or after January 1, 1993 have been provided to, or made available to, the Purchaser.


     2.12. Employee Benefit Plans. (a) Schedule2.12 sets forth a complete and correct list of (i)all of the Compensation and Benefit Plans that are intended to qualify with the applicable requirements of Article401(a) of the Code and
(ii)all
employment, severance and change of control agreements with employees, former employees, officers, former officers, directors, former directors or the beneficiaries of any of the foregoing or pursuant to which the Company or any Subsidiary has or may have any liability in excess of $200,000. Except with respect to any Multi-Employer Plans, the Company has heretofore delivered or made available to the Purchaser true and complete copies of all Compensation and Benefit Plans and any amendments thereto (or if a Compensation and Benefit Plan is not in written form, a written description thereof), any related trust or other funding agreement or vehicle, the most recent reports or summaries required under ERISA or the Code and, with respect to each Compensation and Benefit Plan intended to qualify under Article 401 of the Code, the most recent determination letter received from the IRS.


     (b) Except where the failure to do so could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary have performed all obligations required to be performed by them under each Compensation and Benefit Plan and neither the Company nor any Subsidiary is in default under or in violation of, any Compensation and Benefit Plan. Except with respect to any Multi-Employer Plans or as otherwise set forth on Schedule2.12, each Compensation and Benefit Plan has in all material respects been established, operated, maintained and administered, as the case may be, in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code.


     (c) With respect to each Compensation and Benefit Plan which is a "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA (a "Multi-Employer Plan"): (i) neither the Company, any Subsidiary nor any ERISA Affiliate has been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any such plan which liability has not been fully paid as of the date hereof; (ii) as of the Closing Date, the Company, each Subsidiary and each ERISA Affiliate will not have completely or partially withdrawn from any such plan and will not be subject to any withdrawal liability as described in Section 4201 of ERISA for withdrawals that have occurred on or prior to the Closing Date (including, without limitation, any withdrawal deemed to have occurred as a result of the transactions contemplated by this Agreement); (iii) no event has occurred which could result in a "partial withdrawal" under Section 4205 of ERISA with respect to any such plan and neither the Company, Parent, any Subsidiary nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA; (iv) if the Company, each Subsidiary and each ERISA Affiliate were to incur a complete withdrawal (as described in Section 4203 of ERISA) from each such plan as of the Closing Date, no withdrawal liability, as determined under Section 4201 of ERISA, could be incurred with respect to all such plans that would individually or in the aggregate have a Material Adverse Effect; and (v)neither the Company, any Subsidiary nor any ERISA Affiliate has knowledge that any such plan fails to qualify under Section 401(a) of the Code, has been terminated, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA and, to the knowledge of the Company, no condition exists which presents a risk of any such plan being terminated, becoming insolvent or going into reorganization.


     (d) Neither the Company, any Subsidiary, nor any ERISA Affiliate presently sponsors, maintains or contributes to, nor is the Company, any Subsidiary or any ERISA Affiliate required to sponsor, maintain or contribute to, nor has the Company, any Subsidiary or any ERISA Affiliate (other than where the Company, such Subsidiary or such ERISA Affiliate has no continuing material obligation or liability) ever sponsored, maintained, contributed to or been required to contribute to, any Compensation and Benefit Plan (other than a Multi-Employer
Plan) which is an "employee pension benefit plan" within the meaning of Article 3(2) of ERISA and which is subject to Title IV of ERISA.


     (e) Neither the Company, any Subsidiary nor any ERISA Affiliate
(i)maintains or contributes to any Compensation and Benefit Plan which provides, or has any liability to provide, life insurance, medical or dental benefits to any employee upon his retirement or termination of employment, except as may be required by Article 4980B of the Code or as would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; or (ii)has ever represented to, promised or contracted with (whether in oral or written form) any employee (either individually or to employees as a group) that such employee would be provided with life insurance, medical or dental benefits upon retirement or termination of employment, except to the extent required by Article 4980B of the Code or as would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect.


     (f) There are no pending, or to the Knowledge of the Company, threatened claims by or on behalf of any Compensation and Benefit Plan by any employee or beneficiary covered under any such Compensation and Benefit Plan, or otherwise involving any such Compensation and Benefit Plan, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.


     (g) Except as otherwise set forth on Schedule2.12(g), there is no Commitment covering any employee or former employee of the Company or any Subsidiary that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to the terms of Article 162(m) of the Code.


     (h) Except where the failure to do so could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by Law or by Commitment to be withheld from the wages, salaries and other payments to employees; (iii)is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv)is not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits for employees.


     (i) No work stoppage or labor strike against the Company or any Subsidiary by employees is pending, or to the knowledge of the Company, threatened. Except for such matters that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary (i)is involved in, or to the knowledge of the Company, threatened with any labor dispute, grievance, or Litigation relating to labor matters involving any employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints or (ii)has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act.


     (j) Except as set forth in Schedules2.9, 2.12 and 2.15, the execution, delivery and performance by the Company of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party will not (either alone or upon the occurrence of any additional or subsequent events)constitute an event under any Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by the Company, any Subsidiary, the Purchaser or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents with respect to any employee will be characterized as an "excess parachute payment" within the meaning of Article 280G(b)(1) of the Code.


     2.13. Intellectual Property. (a)Except as disclosed on Schedule2.13(a),
(i)the Company or a Subsidiary owns or has the right to use pursuant to a valid license, sub-license or other agreement all of the Intellectual Property used by it, except where the absence of any thereof could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect and
(ii)neither the Company nor any of the Subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, except for interferences, infringements and misappropriations which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written claim, demand or notice alleging any such interference, infringement or misappropriation. To the Knowledge of the Company, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the

Company or any Subsidiary, except for interferences, infringements and misappropriations which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.


     (b) The disclosure contained under the heading "IMPACT OF YEAR 2000" in the Company's Annual Report on Form 10-K for the period ended December31, 1998 is true, correct and complete in all material respects.


     2.14. Compliance with Laws. (a)Except as set forth on Schedule2.14(a) or as disclosed in the SEC Reports, the Company and the Subsidiaries are in compliance in all material respects with all Laws, and since January1, 1996, neither the Company nor any Subsidiary has received any notice of any alleged violation of Law applicable to it. The Company and the Subsidiaries have all material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and its Subsidiaries' properties (collectively, "Licenses"). Except as set forth on Schedule2.14(a), the Company and the Subsidiaries have all Licenses, and all of such Licenses are valid and in full force and effect, and the Company and the Subsidiaries have duly performed and are in compliance in all material respects with all of their obligations under such Licenses. No event has occurred with respect to any of such Licenses that allows, or after notice or lapse of time or both would allow, the suspension, limitation, revocation, non-renewal or termination thereof that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and no terminations of any License or proceedings to suspend, limit, revoke or terminate any License have been threatened. The Company has made available for inspection by the Purchaser copies of all material correspondence between the Company or any of the Subsidiaries, on the one hand, and the SEC on the other hand.


     (b) Without limiting the generality of foregoing, except as set forth on Schedule2.14(b), the Company, the Subsidiaries and, to the extent the Company or any Subsidiary would have any liability with respect thereto, each of their respective employees, are in compliance in all material respects with all material Laws relating to consumer financing and leasing (including, without limitation, the financing and leasing of vehicles and other consumer products), including, without limitation, (i)the rules and regulations of any Governmental Entity, (ii)any applicable federal, state, local or foreign Laws, and any rules or regulations promulgated thereunder pertaining to unlawful discrimination in lending (including, without limitation, equal credit opportunity, retail installment sales, and fair credit reporting), truth-in-lending, truth-in-leasing or consumer credit (including, without limitation, the Federal Consumer Credit Protection Act, Federal Truth-in-Lending Act and RegulationZ thereunder, and the Federal Equal Credit Opportunity Act and RegulationB thereunder), and (iii)all applicable usury and interest limitations Laws.

     (c) Neither the Company nor any Subsidiary has offered or agreed to offer anything of value to any government official, political party or candidate for governmental or political office (or any person that the Company knows or has reason to know, will offer anything of value to any governmental official, political party or candidate for governmental or political office), such that the Company or any of the Subsidiaries have violated the Foreign Corrupt Practices Act of 1977, as amended.


     (d) To the Knowledge of the Company:


         (i) Except as set forth on Schedule2.14(d), the Company and the Subsidiaries have at all times been operated, and are currently operated, in compliance in all material respects with all Environmental Laws.


         (ii) Except as set forth on Schedule2.14(d), the Company and the Subsidiaries (1)have obtained, and are in compliance in all material respects with, all material permits, licenses, authorizations, registrations and other governmental consents required by Environmental Laws ("Environmental Permits"), and (2)have made all appropriate filings for the issuance or renewal of such Environmental Permits (other than in connection with the transactions contemplated hereby).


         (iii) Except as set forth on Schedule2.14(d), all of the Owned Real Property and Leased Real Property (collectively, "Real Property") is free of any material contamination arising out of, relating to, or resulting from the Release by the Company or any of the Subsidiaries of any Hazardous Substances, and there has been no material Release at any time of any Hazardous Substances at, on, about, under or within any Real Property or, to the Knowledge of the Company, any real property formerly owned, leased, operated or controlled by the Company or any of the Subsidiaries or any predecessor of any of the foregoing (other than pursuant to and in accordance with Environmental Permits).


         (iv) Except as set forth on Schedule 2.14(d), there are no material claims, notices (including, without limitation, notices that the Company or any of the Subsidiaries (or any predecessors thereof) is or may be a potentially responsible person or otherwise liable in connection with any waste disposal or other site containing Hazardous Substances), civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened that are based on or related to any Environmental Matters (including, without limitation, the failure to comply with any Environmental Law or the failure to have, or to comply with, any Environmental Permits).


         (v) Except as set forth on Schedule 2.14(d), there are no present or past conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans: (1)that are reasonably likely to interfere with or prevent, in any material respect, continued compliance by the Company or any of the Subsidiaries with

Environmental Laws or the requirements of Environmental Permits, or (2)that are reasonably likely to give rise to any material liability under any Environmental Laws, or (3)that are reasonably likely to form the basis of any material claim, action, suit, proceeding, hearing, investigation or inquiry against or involving the Company or any Subsidiary based on or related to any Environmental Matter.


         (vi) Except as set forth on Schedule2.14(d), there are no material Releases or material liabilities arising out of, relating to or resulting from any underground or aboveground storage tanks, incinerators or surface impoundments currently or formerly at, on, about, under or within any Real Property.


         (vii) Except as set forth on Schedule2.14(d), neither the Company nor any of the Subsidiaries (nor any predecessors thereof) have used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Substances to any place or location that is now, or was in the past, listed on the National Priorities List of Superfund Sites or any analogous state lists.


         (viii) Except as set forth on Schedule2.14(d), no Encumbrance other than Permitted Encumbrances exists, and no condition exists which could reasonably be expected to result in the filing of an Encumbrance other than Permitted Encumbrances, against any Real Property under any Environmental Law or relating to any Environmental Matter.


     (e) The Company has delivered or made available to the Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring in the possession of the Company or any of the Subsidiaries, in each case relating to any Environmental Matters with respect to the Company or any of the Subsidiaries (including without limitation any Hazardous Substances at, on, about, under or within any Real Property or any real property formerly owned, leased, operated or controlled by the Company or any of the Subsidiaries or any predecessor of any of the foregoing).


     2.15. Commitments. Schedule2.15 sets forth a complete and correct list of each written and, if material, oral contract, agreement, understanding, arrangement and commitment of any nature whatsoever, including all amendments thereof and supplements thereto ("Commitments") of the following types to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their properties may be bound or subject as of the date hereof: (i)Commitments or related series of Commitments which are service contracts or equipment leases involving payments by the Company or any Subsidiary of more than $1,000,000 per year, (ii)Commitments containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, (iii)Commitments or related series of Commitments relating to capital expenditures in excess of $1,000,000, (iv)(x)Commitments or related series of Commitments relating tothe lease or sublease of or sale or purchase of personal property involving any annual expense or price in excess of $1,000,000, and (y) each material lease or sublease of real property or Commitments relating to the sale or purchase of material real property,
(v)Commitments relating to indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other agreements or instruments of the Company or any Subsidiary or Commitments for or relating to the borrowing or the lending of money by or to the Company or any Subsidiary in excess of $100,000 or providing for any right of first refusal or the creation of any Encumbrance upon any of the assets or properties of the Company or any Subsidiary, (vi)Commitments with or relating to any automobile or other vehicle manufacturer, including, without limitation, franchise and other dealership agreements, (vii)Commitments relating to the acquisition or disposition of any operating business or the capital stock of any Person that has not been consummated or that has been consummated but contains representations, warranties, covenants, guarantees, indemnities or other obligations that remain in effect, (viii)Commitments relating to any material Litigation,
(ix)Commitments under which the Company or any Subsidiary agrees to indemnify any Person, (x)Commitments in respect of any joint venture, partnership or other similar arrangement, (xi)Commitments with any Governmental Entity;
(xii)other Commitments or related series of Commitments which involve payments of over $1,000,000, and (xiii)other Commitments which are otherwise material. All such Commitments are valid and binding obligations of the Company and each Subsidiary, as the case may be, and, to the Knowledge of the Company, are the valid and binding obligation of each other party thereto except such Commitments which if not so valid and binding individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any other party is in material violation of or in material default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under, any such Commitment which in the judgment of the management of the Company would adversely affect the Company's or any Subsidiary's ability to retain, renew or otherwise continue the Company's or Subsidiary's contractual relationship with the parties thereto, except for the loss of contractual relationships which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.


     2.16. Acquisitions. Schedule 2.16 sets forth a list of all acquisitions (by purchase of assets, purchase of stock, merger or otherwise) of any Person or any businesses, business lines or material assets pending or consummated or agreed to be consummated by the Company or any of the Subsidiaries since December31, 1998 or earlier to the extent the Company or any Subsidiary has continuing liabilities or obligations with respect to any acquisition. For each such acquisition, Schedule 2.16 also lists the consideration remaining to be paid in connection with such acquisition (and the form or forms of such consideration), the amount and a summary of the terms of any earn-out, claw-back, make-whole or similar provision, the amount and a summary of the terms of any note payable issued by the Company or any Subsidiary in connection therewith and the amount of any consideration held in escrow on the date hereof. All continuing material liabilities or other material obligations of the Company or any Subsidiary in connection with any acquisition (including, without limitation, arising out of indemnification, the granting of registration rights or the terms of any earn-out or make-whole provisions) are summarized on Schedule 2.l6. In connection with any acquisition consummated by the Company or any Subsidiary in which part or all of the consideration consisted of shares of capital stock or any other securities (including, without limitation, capital stock of the Company), such shares of capital stock or other securities were issued in compliance with the registration requirements of all applicable federal and state securities laws.


     2.17. Brokers or Finders; Opinion of Financial Advisor. (a) Except pursuant to the letter agreement with J.P.Morgan& Co., dated March15, 1999, upon the consummation of the transactions contemplated by this Agreement, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents based on arrangements made by or on behalf of the Company or any of the Subsidiaries, or any Affiliate of any of the foregoing. A complete and correct copy of all engagement letters and any other Commitment between the Company or any Subsidiary and J.P.Morgan& Co. or any other Person relating to the foregoing have previously been delivered to the Purchaser.


     (b) The Company has been advised in writing by its financial advisor, J.P. Morgan& Co., that in its opinion, as of the date hereof, the transactions contemplated by this Agreement and the other Transaction Documents are fair to the Company and its stockholders from a financial point of view.


     2.18. Proxy Statement. Any proxy statement to be sent to the stockholders of the Company in connection with a meeting of the stockholders of the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents (the "Stockholders Meeting"; such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") will comply as to form in all material respects with Article14(a) of the Exchange Act and the rules promulgated thereunder, and it shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact, or, in light of the circumstances under which made, omit to state any material fact necessary in order to make the statements made therein not false or misleading. If at any time prior to the Second Closing any event relating to the Company or any of the Subsidiaries or any of their respective Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform the Purchaser thereof.


     2.19. Suppliers. Schedule2.19 sets forth a list of the Company's suppliers of $1,000,000 or more in materials (other than suppliers of used cars) or services to the Company and the Subsidiaries taken as a whole during the twelve month period ended December31, 1998 ("Major Suppliers"). Since January1, 1999, there has been no termination, cancellation or limitation of, or any material adverse modification or change in, the business relationships of the Company or any of the Subsidiaries with any Major Supplier.


     2.20. Related Party Transactions. Schedule2.20 sets forth a list of all transactions and Commitments between or involving the Company or any of the Subsidiaries, on the one hand, and any Related Party, on the other hand, engaged in or entered into since December31, 1996 (including those initiated prior to such date and continued or continuing following such date).


     2.21. Products. Except as set forth on Schedule2.21 and except for any matter with respect to which the Company or any applicable Subsidiary is indemnified or has the right to be reimbursed by a financially solvent entity, there are no statements, citations or decisions by any Governmental Entity stating that any product sold, rented, leased, designed, distributed or marketed at any time by the Company or any Subsidiary ("Products") is defective or unsafe or fails to meet any standards promulgated by any Governmental Entity. Except as set forth on Schedule2.21 and except for any matter with respect to which the Company or any applicable Subsidiary is indemnified or has the right to be reimbursed by a financially solvent entity, there is no (i)fact relating to any Product that, to the Knowledge of the Company, may impose upon the Company or any Subsidiary a duty to recall any Product or a duty to warn customers of a defect in any Product, (ii)latent or overt design, manufacturing or other defect in any Product that could reasonably be expected individually or in the aggregate to have a Material Adverse Effect or (iii)material liability for warranty claims or returns with respect to any Product.


     2.22. Section 203 of the DGCL; Takeover Statute. The Board of Directors has taken all actions necessary or advisable so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) will not apply to the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

     2.23. Disclosure. Neither this Agreement nor any other Transaction Document, nor any schedule or exhibit hereto or thereto, nor any certificate furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and thereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER



     The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of each Closing Date, as follows:


     3.1. Acquisition for Investment. The Purchaser is acquiring the Preferred Stock and the Warrants for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.


     3.2. Restricted Securities. The Purchaser understands that (i)the Preferred Stock and the Warrants will not be registered under the Securities Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii)shares of the Preferred Stock and the Warrants and the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.


     3.3. No Brokers or Finders. No agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on arrangements made by or on behalf of the Purchaser.


     3.4. Accredited Investor. Each of IMCG-I and IMCG-II is an "accredited investor" (as defined in Rule501(a) under the Securities Act).


     3.5 Organization. Each of IMCG-I and IMCG-II is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as it is now being conducted.


     3.6. Due Authorization.Each of IMCG-I and IMCG-II has all right, power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

The execution and delivery by each of IMCG-I and IMCG-II of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (a)are within its power and authority and (b)have been duly authorized by all necessary action on the part of such entity. This Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute upon execution and delivery by each of IMCG-I and IMCG-II, a valid and binding agreement of such entity enforceable against such entity in accordance with their respective terms.


     3.7. Consents, No Violations. Neither the execution, delivery or performance by each of IMCG-I and IMCG-II of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (a)conflict with, or result in a breach or a violation of, any provision of the organizational documents of such entity;
(b)constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i)any Law, or (ii)any Commitment of such entity, or to which such entity or any of its assets or properties is subject, except, with respect to the matters set forth in clause(ii), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not have a material adverse effect on the ability of such entity to consummate the transactions contemplated hereby; or (c)except for any required filing under the HSR Act, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of such entity.


     3.8. Availability of Funds. The Purchaser has or will have available at the date due, sufficient funds to pay its obligations under this Agreement or arising out of its breach. The Purchaser has delivered to the Company a true and correct copy of the Limited Liability Agreement of each of IMCG-I and IMCG-II. Each investor in each of IMCG-I and IMCG-II is a financially solvent entity able to meet its obligations as they become due.


     3.9 Due Diligence. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and to obtain any additional information Purchaser desires or deems relevant. Purchaser has obtained, to the extent it has deemed necessary, professional advice with respect to the risks inherent in the investment in the Company.

                                   ARTICLE IV

                                   COVENANTS

     4.1. Conduct of Business by the Company Pending the Closings. (a)The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Initial Closing, unless the Purchaser otherwise agrees in writing, the Company shall, and shall cause each of the Subsidiaries to, (i)conduct its business only in the ordinary course and consistent with past practice; (ii)use reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other Persons with which it has significant business relationships; (iii)use reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (iv) maintain insurance in full force and effect substantially comparable in amount, scope and coverage to that in effect on the date of this Agreement; (v)use reasonable best efforts to preserve the goodwill and ongoing operations of its business; (vi)maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; (vii)perform and comply in all material respects with its Commitments; and (viii) comply in all material respects with applicable Laws. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.1, between the date of this Agreement and the Initial Closing, the Company shall not, and shall cause each of the Subsidiaries not to, do any of the following without the prior written consent of the Purchaser:


     (A) create any Encumbrance other than (i)Permitted Encumbrances and
(ii)Encumbrances securing indebtedness permitted by clause (D) of this Section 4.1(a);

     (B)(i) except for inventory in the ordinary course of business or assets in any transaction or series of related transactions with a book value of less than $50,000, sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any assets of the Company or any Subsidiary or (ii)cancel any indebtedness owed to the Company or any Subsidiary except for indebtedness owed by Persons that are not Affiliates of the Company or its Affiliates in the ordinary course of business not in excess of $250,000 in the aggregate;

     (C) acquire or dispose of (by merger, consolidation, or acquisition of stock or assets) any Person, business, business line or any material amount of assets;

     (D) (i) incur any additional indebtedness other than (aa)endorsements of items for collections, (bb)working capital borrowings in the ordinary course of business, (cc)purchase money indebtedness not to exceed $50,000 in any single transaction or series of related transactions, (dd)revolving floor plan financing arrangements entered into in order to finance the Company's new and used vehicle inventory or (ee)any other indebtedness incurred in the ordinary course of business not to exceed $250,000 in the aggregate, or (ii) make any loans, advances or capital contributions to, or investments in, any Person other than
(x)to a Subsidiary or (y)advances in the ordinary course of business to Persons that are not Related Parties not exceeding $10,000 to any one such Person;

     (E) change any method of accounting or accounting practice used by the Company or any Subsidiary, other than such changes required by GAAP;

     (F) (i) enter into or adopt or amend any existing agreement or arrangement relating to severance in which annual payments exceed $100,000 individually or $300,000 in the aggregate, (ii)enter into or adopt or amend any existing severance plan in which annual payments exceed $100,000 individually or $300,000 in the aggregate, (iii)enter into or adopt or amend any Compensation and Benefit Plans or employee agreement in which annual payments exceed $100,000 individually or $300,000 in the aggregate or (iv)grant any increases in compensation, except compensation increases for non-executive employees associated with promotions and annual reviews in the ordinary course of business;

     (G) except as set forth in Schedule2.20, enter into any transaction or Commitment with any Related Party;

     (H) modify, terminate, amend or grant any waiver in respect of any material Commitment outside of the ordinary course of business, or enter into any Commitment with any original equipment manufacturer other than with respect to obtaining a Consent in accordance with Section 4.6;

     (I) allow the lapse of any of the Company's or any Subsidiary's rights of ownership or use of any material Intellectual Property right except in the ordinary course of business consistent with past practice;

     (J) repurchase, redeem or otherwise acquire or exchange any share of Common Stock or Non-Voting Common Stock or other equity interests; except for issuances of Common Stock pursuant to the exercise of options to purchase Common Stock or pursuant to existing Commitments outstanding on the date hereof, in each case listed on Schedule 2.3, issue or sell any additional shares of the capital stock of, or other equity interests in, the Company or any Subsidiary, or securities convertible into or exchangeable for such shares or other equity interests, or issue or grant any subscription rights, options, warrants or other rights of any character relating to shares of such capital stock, such other equity interests or such securities; or declare, set aside, make or pay any dividend, or make any distribution, in respect of any shares of capital stock of the Company;

     (K) amend the Company's certificate of incorporation or by-laws, except with respect to the filing of the Certificates of Designation and the Certificate of Amendment, or amend any Subsidiary's charter or by-laws or other organizational documents in any respect materially adverse to the Company;

     (L) make any material change in the Company's or any Subsidiary's Tax accounting methods, any material new election with respect to Taxes or any material modification or revocation of any existing election with respect to Taxes or settle or otherwise dispose of any material Tax audit, dispute, or other Tax proceeding, without the consent of the Purchaser, which consent will not be unreasonably withheld or delayed;


     (M) take any action that is reasonably likely to result in any of the representations and warranties set forth in ArticleII becoming false or inaccurate in any material respect as of any Closing Date; provided, however, that (i)the suffering of a condition to exist by the Company shall not be a breach of this Section 4.1(a)(M) and (ii)for purposes of Section 7.1 this
Section 4.1(a)(M) (and Section 4.1(a)(N) as it relates to this Section 4.1(a)(M)) shall be deemed a representation and warranty of the Company and not a covenant of the Company;or

     (N) agree to take any of the actions restricted by this Section 4.1.

     (b) Except as expressly contemplated by this Agreement or as set forth on Schedule4.1, between the Initial Closing and the Second Closing, the Company shall not and shall cause each of the Subsidiaries not to, take any of the actions described in clauses(C), (D), (E), (F), (G), (I), (J), (K) or (L) of
Section 4.1(a) or clause(N) of Section 4.1(a) as it relates to such clauses without the prior written consent of the Purchaser.


     4.2. No Solicitation. From the date of this Agreement until the earlier of the termination of this Agreement or the Second Closing, other than in connection with the transactions contemplated hereby, neither the Company nor any of the Subsidiaries shall solicit, propose or facilitate (including by way of providing information regarding the Company or any of the Subsidiaries or their respective businesses to any Person), directly or indirectly, any inquiries, discussions, offers or proposals for, continue or enter into negotiations looking toward, or enter into or consummate any Commitment or understanding in connection with any offer or proposal regarding, any purchase or other acquisition of all or any material portion of the Company and the Subsidiaries taken as a whole, the business or assets of the Company and the Subsidiaries taken as a whole, or a material portion of the capital stock of or equity interests in (whether newly issued or currently outstanding) the Company or any of the Subsidiaries (other than with respect to inquires or discussions (but not offers, proposals, negotiations, or the entering into of Commitments or understandings) relating to proposed acquisitions by the Company of businesses for which the Company would use its capital stock as consideration, but only following the prior consent of the Purchaser), or any merger, business combination or recapitalization involving the Company or any of the material Subsidiaries or their respective businesses; and the Company shall cause the Subsidiaries and the officers, directors, employees, representatives and agents of the Company and the Subsidiaries (collectively, "Company Affiliates") to refrain from engaging in any of the above activities that the Company is restricted from engaging in. Notwithstanding the foregoing, the parties agree that in the event the Company receives a Takeover Proposal by any other Person, the Company may review and act upon such Takeover Proposal solely as it relates to such transaction and only in the event that the Board of Directors determines in good faith, after consultation with and based upon the advice of its financial and outside legal advisors, that failing to review and act upon such Takeover Proposal would constitute a breach of the Company's directors' fiduciary duties under applicable Law (a "Company Fiduciary Out"). A "Takeover Proposal" shall mean an unsolicited inquiry, offer or proposal relating to the acquisition of all of the capital stock and other equity interests in the Company, or all or substantially all of the assets of the Company and its Subsidiaries or the merger of the Company with or into a third party. The Company agrees to promptly inform the Purchaser of the identity of any Person making any inquiry, offer or proposal and the nature and terms of any such inquiry, offer or proposal, including without limitation any Takeover Proposal, and to keep the Purchaser promptly and fully informed as to the status thereof. In addition, the Company shall promptly inform the Purchaser in writing of any decision to exercise a Company Fiduciary Out. The Company shall, and shall cause the Company Affiliates to, promptly cease and cause to be terminated, any inquiry, discussion, offer or proposal of a type described in this Section 4.2 which was initiated prior to the date hereof and shall abide, and shall cause the Company Affiliates to abide, by the provisions of the first sentence of this Section 4.2 with respect to any such inquiry, discussion, offer or proposal and the maker or makers thereof. The Company shall be liable to the Purchaser for any breach of the covenants set forth in this Section 4.2 by any Company Affiliate.


     4.3. Press Releases; Interim Public Filings. Subject to Section 8.3, the Company shall deliver to the Purchaser complete and correct copies of all press releases and public filings relating to the Transaction Documents, the transactions contemplated thereby and Company corporate matters made between the date hereof and the Initial Closing, and shall give the Purchaser the reasonable opportunity to review and comment on such releases and filings, in each case prior to release in the form in which it will be issued.


     4.4. HSR Act. Each of the Purchaser and the Company shall cooperate with the other in making filings under the HSR Act and shall use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to resolve such objections, if any, as the

Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Entities may assert under antitrust Laws with respect to the transactions contemplated hereby. In the event an action is instituted by any Person challenging the transactions contemplated hereby as violative of the antitrust laws, each of the Purchaser and the Company shall use its reasonable best efforts to resist or resolve such action.


     4.5. Proxy Statement; Stockholders Meeting. The Company shall hold a meeting of its stockholders as soon as practicable after the date hereof for the purpose of acting upon this Agreement and the transactions contemplated hereby and by the other Transaction Documents to the extent requiring stockholder approval, including, without limitation, the issuance and sale of Preferred Stock and Warrants to the Purchaser in connection with the Second Purchase, the amendment of the certificate of incorporation of the Company as set forth on Exhibit 4.5, and the election to the Board of Directors of a number of persons designated by the Purchaser who will constitute a majority of the Board of Directors of the Company immediately following the Second Closing (the "Purchaser Designees"). Unless the Board of Directors shall have determined in good faith, after consultation with and based upon the advice of its financial and outside legal advisors, that doing so would constitute a breach of their fiduciary duty under applicable Law, the Company shall recommend that its stockholders approve this Agreement and such transactions. The Board of Directors shall give the Purchaser prompt written notice of any determination by the Board of Directors not to recommend this Agreement and such transactions, or any determination to withdraw, modify or change any such recommendation. The Company and the Purchaser shall cooperate in the preparation of the Proxy Statement to be mailed to the Company's stockholders in connection with the solicitation of their approval of this Agreement and the transactions described above, and shall use their reasonable best efforts to take, or cause to be taken, all actions necessary to prepare the Proxy Statement, file the Proxy Statement with the SEC and respond to any comments it may have, and distribute the Proxy Statement to the Company's stockholders as expeditiously as practicable. At least ten days prior to the filing of the Proxy Statement with the SEC, Purchaser shall notify the Company of the identity of the Purchaser Designees designated by the Purchaser to serve on the Board of Directors at and following the Initial Closing. The Company shall give the Purchaser a reasonable opportunity to review and comment on the Proxy Statement and related communications with stockholders of the Company, and the Purchaser shall have the right to consent to any descriptions of or references to (i)the Purchaser or the Purchaser Designees or any Affiliate of any of the foregoing, and (ii)the Transaction Documents and the other agreements executed concurrently therewith and the transactions contemplated thereby in the Proxy Statement or such communications, which consent shall not be unreasonably withheld or delayed.


     4.6. Consents; Approvals. The Company shall use its reasonable best efforts, not requiring the expenditure of a material sum or the making of some other material accommodation, to obtain all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") (including, without limitation (i)Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration set forth on
Schedule 2.9 or required to be set forth thereon, (ii)all Consents pursuant to the Company's or any Subsidiary's financing documents, including without limitation, all indentures and credit agreements of the Company or any Subsidiary, and (iii)all United States and foreign governmental and regulatory rulings and approvals), and the Company shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies), required or desirable in connection with the authorization, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, in each case as promptly as practicable but in any event prior the Second Closing if permitted to be filed prior thereto; provided, however, no payment (other than filing fees related to the matters contemplated hereby) or other accommodation shall be made by the Company in connection with obtaining any of the foregoing without the Purchaser's prior written consent. The Purchaser shall cooperate with the Company in obtaining such Consents. The Company also shall use its reasonable best efforts, not requiring the expenditure of a material sum or the making of some other material accommodation, to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.


     4.7. Listing. The Company shall use its best efforts to continue to be listed on the NYSE or a national securities exchange during the term of this Agreement and for so long as any shares of Preferred Stock, Warrants or any Shares are outstanding. Prior to the Initial Closing, the Company shall prepare and submit to the NYSE a listing application covering the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and shall obtain approval for the listing of such shares, subject to official notice of issuance.


     4.8. Intentionally Omitted.

     4.9. Certificates of Designation; Amendment to Certificate of Incorporation. The Company shall, prior to or concurrently with the Initial Closing, cause the Certificates of Designation to be filed with the Secretary of State of the State of Delaware. Subject to the approval of the Company's stockholders at the Stockholder Meeting, the Company shall, prior to or concurrently with the Second Closing, cause the Certificate of Amendment to the certificate of incorporation of the Company providing for the amendment to the certificate of incorporation of the Company referenced in Section 4.5 (the "Certificate of Amendment") to be filed with the Secretary of State of the State of Delaware.

     4.10. Cooperation. Each of the Purchaser and the Company agrees to use its reasonable best efforts to take, or cause to be taken, as promptly as practicable all such further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement.


     4.11. Access to Property; Records. Between the date hereof and the Second Closing the Company shall give the Purchaser and its employees, counsel, accountants, members, investors, financing sources and other authorized representatives reasonable access, during normal business hours, to the assets, properties, offices and other facilities, Commitments and books and records of the Company and of the Subsidiaries, and to the outside auditors of the Company and their work papers relating to the Company and the Subsidiaries. The parties hereto agree that except as expressly set forth herein no investigation by the Purchaser or its representatives shall affect or limit the scope of the representations and warranties of the Company contained in this Agreement or in any other Transaction Document delivered pursuant hereto or limit the liability for breach of any such representation or warranty. Purchaser agrees to hold all information obtained pursuant to this Section 4.11 confidential pursuant to the letter agreement, dated February27, 1999, between the Company and Penske Capital Partners, L.L.C. (the "Confidentiality Agreement") as if it were a party thereto in lieu of Penske Capital Partners, L.L.C.


     4.12. Reserve Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Preferred Stock or the exercise of the Warrants, the number of shares of Common Stock and Non-Voting Common Stock from time to time issuable upon conversion of all shares of the Preferred Stock and exercise of the Warrants at the time outstanding. All shares of Common Stock and Non-Voting Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants shall be duly authorized and, when issued upon such conversion or exercise, shall be validly issued, fully paid and nonassessable.


     4.13. Notice of Breach. From the date hereof through the Second Closing, as promptly as practicable, and in any event not later than two business days after senior management of the Company becomes aware thereof, the Company shall provide the Purchaser with written notice of (a)any representation or warranty of the Company contained in this Agreement or any other Transaction Document being untrue or inaccurate in any material respect at any time from the date hereof to the Second Closing, or (b)any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company under this Agreement or any other Transaction Document; provided, however, that (i)any breach of this Section 4.13 shall be deemed to be a breach of a representation and warranty of the Company and not a covenant of the Company and (ii)the delivery of any notice pursuant to this
Section 4.13 shall not limit or otherwise affect the remedies available to the Purchaser, or modify in any way any disclosure made in this Agreement or any other Transaction Document or the schedules hereto or thereto as of the date hereof.


     4.14. Transfer Taxes. The Company shall be responsible for liability with respect to any transfer, stamp or similar Taxes which may be payable in connection with the execution, delivery and performance of this Agreement including, without limitation, any such Taxes with respect to the issuance of the Preferred Stock, the Warrant or the Shares.


     4.15. Indemnification. From and after the Initial Closing to the sixth year anniversary of the Initial Closing, except for amendments or modifications required by Law, the Company shall not amend or modify any rights to indemnification now existing in favor of the present and former directors, officers or employees of the Company and its Subsidiaries provided in the certificate of incorporation and by-laws of the Company or any Subsidiary in a manner adverse to any such director, officer or employee, and such parties shall be third party beneficiaries of this Section 4.15.


     4.16. Certain Limitations. Notwithstanding anything to the contrary contained in this ArticleIV, a covenant of the Company contained in this ArticleIV shall be deemed breached during the period following the Initial Closing only to the extent the action or omission giving rise to such potential breach (i)is not authorized, approved or recommended by the Chief Executive Officer of the Company and (ii)is authorized or approved by a majority of the members of the Board of Directors not designated by the Purchaser pursuant to the Stockholders Agreement or otherwise (the "Independent Directors").


     4.17. Acquisition Entities. The Company will cause each entity over which the Company or a Subsidiary has operational control pursuant to a management agreement or pending acquisition agreement to not take any action that would constitute a breach of any covenant of the Company under this Agreement if such entity were a Subsidiary to the extent it may do so under the applicable management agreement or acquisition agreement.


                                   ARTICLE V

                                   CONDITIONS


     5.1. Conditions to Obligations of the Purchaser and the Company . (a)The respective obligations of the Purchaser and the Company to consummate the Initial Purchase and the Second Purchase shall be subject to the satisfaction or waiver at or prior to the Initial Closing (in the case of the Initial Purchase) or the Second Closing (in the case of the Second Purchase) of each of the following conditions:

                      (i) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions to be consummated at such Closing;


                      (ii) Any waiting period (and any extension thereof) under the HSR Act applicable to this Agreement and the transactions contemplated hereby shall have expired or been terminated; and


                      (iii) The Consents set forth on Exhibit 5.1(a)(iii) shall have been obtained or made by the Company.


               (b) The respective obligations of the Purchaser and the Company to consummate the Second Purchase shall be subject to the satisfaction or waiver at or prior to the Second Closing of the following conditions:


                      (i) The issuance and sale of the Preferred Stock and the Warrants to the Purchaser, the amendment to the certificate of incorporation of the Company referenced in Section 4.5 and the election to the Board of Directors of the Purchaser Designees shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with applicable Law, the applicable rules of the NYSE, unless the NYSE shall have waived such requirement, and the Company's certificate of incorporation and by-laws; and


                      (ii) The Consents set forth on Exhibit 5.1(b)(ii) shall have been obtained or made by the Company.


     5.2. Conditions to Obligations of the Purchaser. (a) The obligation of the Purchaser to consummate the Initial Purchase and the Second Purchase shall be subject to the satisfaction or waiver at or prior to the Initial Closing (in the case of the Initial Purchase) or the Second Closing (in the case of the Second Purchase) of each of the following conditions:


                      (i) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding for this purpose all references in such representations and warranties to any materiality, Material Adverse Effect or Knowledge qualifications) as of the Initial Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect (and, for purposes of the Second Closing, this condition shall be automatically deemed to be satisfied unless both (A)the Company had Knowledge on or prior to the Initial

        Closing of matters that would result in such representations and warranties failing to be true and correct as of the Initial Closing except for such failures to be true and correct which individually or in the aggregate would not have a Material Adverse Effect, and (B)the Purchaser did not have actual knowledge of such failures as of the Initial Closing or the Purchaser had such knowledge and advised the Company in writing and such failures were not waived by the Purchaser in connection with waiving the satisfaction of this condition at the Initial Closing (such failures to be true and correct complying with both of clauses (A) and (B) of this clause(i), "Second Closing Failures"); and only Second Closing Failures which continue to fail to be true and correct as of the Second Closing shall be considered in determining whether this condition is satisfied at the Second Closing)),


                      (ii) The Company in all material respects shall have performed, satisfied and complied with each of its covenants and agreements (provided that in the case of the Second Closing such covenants and agreements shall not include those contained in Sections4.3, 4.7, 4.9, 4.13, 4.14 and 4.15 and the first sentence of
        Section 4.12, subject to Section 4.16) set forth in this Agreement to be performed, satisfied and complied with prior to or at such Closing;


                      (iii) The Company shall have delivered to the Purchaser an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses(i) and (ii) of this Section 5.2(a);


                      (iv) The Significant Shareholders and the Company shall have executed and delivered an agreement in the form of
        Exhibit 5.2(a)(iv) (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect;


                      (v) The Company shall have executed and delivered a Registration Rights Agreement in the form of Exhibit 5.2(a)(v) (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect;


                      (vi) The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect;


                      (vii) The Shares initially issuable upon conversion or exercise, as the case may be, of the Preferred Stock and the Warrants shall have been duly authorized and reserved for issuance and such Shares shall have been listed on the NYSE, subject to official notice of issuance;


                      (viii) The Purchaser shall have received at the Initial Closing an opinion of Willkie Farr& Gallagher, outside counsel to the Company, in the form of Exhibit 5.2(a)(viii); and

                      (ix) In the case of the Initial Closing only, except to the extent set forth on Schedule 2.6, there shall not have occurred after December31, 1998 any change or development or series of changes or developments (including without limitation as a result of any change in the Law) which has resulted in or could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect.


               (b) In addition to the conditions set forth in paragraph (a) above, the obligation of the Purchaser to consummate the Second Purchase shall be subject to the satisfaction or waiver at or prior to the Second Closing of the following conditions:


                      (i) the Certificate of Amendment shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect, and the certificate of incorporation of the Company shall not have been otherwise amended, modified or waived, and


                      (ii) each of the representations and warranties of the Company contained in Section 2.4 of this Agreement shall be true and correct (disregarding for this purpose all references in such representations and warranties as to materiality) as of the Initial Closing, except for (i)failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect and (ii)failures to be true and correct which (A)were known to the Purchaser as of the Initial Closing, (B)were not disclosed in writing by the Purchaser to the Company, and (C)could have been asserted by the Purchaser as a basis for the failure of the condition set forth in Section 5.2(a)(i).


     5.3. Conditions to Obligations of the Company. The obligation of the Company to consummate the Initial Purchase and the Second Purchase shall be subject to the satisfaction or waiver at or prior to the Initial Closing (in the case of the Initial Purchase) or the Second Closing (in the case of the Second Purchase) of each of the following conditions:


     (a) Each of the representations and warranties of both of IMCG-I and IMCG-II contained in this Agreement shall be true and correct (disregarding for this purpose all references in such representations and warranties to any materiality, material adverse effect or knowledge qualifications) as of such Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to fulfill its obligations hereunder;


     (b) Both of IMCG-I and IMCG-II in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at such Closing, disregarding for this purpose all references in such covenants and agreements to any materiality or similar qualifications;


     (c) Both of IMCG-I and IMCG-II shall have delivered to the Company an officer's certificate certifying as to the Purchaser's compliance with the conditions set forth in clauses (a) and (b) of this Section 5.3; and


     (d) Roger S. Penske shall be serving as the Chief Executive Officer of the Company as of and since the consummation of the Initial Closing and as of the Second Closing.


                                   ARTICLE VI

                                  TERMINATION


     6.1. Termination. This Agreement may be terminated at any time prior to the Second Closing, notwithstanding approval thereof by the stockholders of the Company (other than as set forth in clause (e) below), upon written notice of such termination by the terminating party to the other party setting forth the basis for such termination:


     (a) by mutual written consent of the Company and the Purchaser at any time prior to the Closing; or


     (b) by either the Purchaser or the Company if the Second Closing shall not have been consummated by December31, 1999 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Second Closing to occur on or before such date); or


     (c) by either the Purchaser or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or


     (d) by the Purchaser or the Company, (i)if any representation or warranty of the other set forth in this Agreement shall be untrue in any material respect when made to the extent that such first party did not have actual knowledge of such breach as of the date of this Agreement, or (ii)upon a breach in any material respect of any covenant or agreement on the part of the other set forth in this Agreement, in each case which would constitute a failure of the condition to Closing of the first party

(either(i) or(ii) above being a "Terminating Breach"); provided, that, if such Terminating Breach is curable within ten business days after notice of a party's intent to terminate this Agreement, through the exercise of reasonable efforts, and for so long as the other party continues to exercise such reasonable efforts during such ten business day cure period, the termination shall be effective immediately following notice and such ten business day cure period and only if the Terminating Breach is not cured as of such time; or


               (e) (i) by the Company in the event of the exercise by the Company of a Company Fiduciary Out, but only if the Board of Directors has accepted a Takeover Proposal (following valid exercise of a Company Fiduciary
Out) prior to the approval by the stockholders of this Agreement and the transactions described in Section 4.5 at the Stockholder Meeting or (ii) by the Purchaser (x)following the thirtieth day following the exercise by the Company of a Company Fiduciary Out if the Company has not ceased all communications with the applicable third party or third parties regarding a Takeover Proposal or
(y)following the acceptance by the Company of a Takeover Proposal; provided, that the Company agrees that it shall not exercise a Company Fiduciary Out more than once with respect to any third party or group of third parties (or any Affiliate of any of the foregoing);


               (f) by either the Company or the Purchaser in the event that the stockholders of the Company fail to approve this Agreement and the transactions described in Section 4.5 at the Stockholder Meeting, or by the Purchaser if the Company's Board of Directors shall fail to recommend that the stockholders of the Company approve this Agreement and such transactions, or withdraw, modify or change such recommendation in a manner adverse to the Purchaser, or shall have recommended to the stockholders of the Company an Alternative Transaction, or if the Board of Directors has resolved to do any of the foregoing; or


               (g) by the Company on the 90th day following the date of written notice from the Antitrust Division of the Department of Justice or the Federal Trade Commission that such entity will seek to enjoin the transactions contemplated by this Agreement absent an agreement to divest certain assets of either the Purchaser or the Company, unless the Purchaser or the Company has agreed to divest assets in accordance with such notice.


     6.2. Effect of Termination; Termination Fee. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in this Section 6.2, provided that Sections7.2, 7.4, 8.3, 8.8, 8.13, 8.14 and 8.15 and this Section 6.2 and the last sentence of
Section 4.11 shall survive any termination of this Agreement. In addition, in the event of a termination of this Agreement pursuant to Section 6.1(d)(ii) as a result of a breach by the Company of the covenants or agreements contained in ArticleI, clauses(C), (D), (E), (F), (G), (I), (J), (K) or (L) of Section 4.1(a) or clause(N) of Section 4.1(a) as it relates to such clauses, Sections4.2, 4.4, 4.5, 4.6, or 4.10, or the second sentence of Section 4.12 (but in any such case, to the extent such breach occurs prior to the Initial Closing, and only to the extent the action or omission underlying such breach is either authorized or approved by the Board of Directors or is an action or omission primarily of the Company, and not of any Subsidiary) in the event the Purchaser is the terminating party or Section 6.1(e) or Section 6.1(f) regardless of the terminating party, the Company shall pay to the Purchaser within five business days following the date of termination $4,000,000 in cash plus the Purchaser Expenses in an amount not to exceed $750,000, which payments, together with any rights of the Purchaser contemplated by Section 7.4, shall constitute the sole and exclusive remedy of Purchaser in the event of such a termination. In the event of any other termination by the Purchaser pursuant to Section 6.1(d), the Company shall pay the Purchaser the Purchaser Expenses in an amount not to exceed $750,000 within five business days following the date of termination. Following any termination of this Agreement by the Company with respect to which the Purchaser is not entitled to receive the $4,000,000 termination payment and so long as at the time of such termination the Purchaser had the right to terminate this Agreement pursuant to Section 6.1(d), the Company shall, without duplication, pay the Purchaser the Purchaser Expenses in an amount not to exceed $750,000 within five business days following the date of termination. With respect to any breach of this Agreement by either party, the other party shall have the right, which each of the parties hereto hereby acknowledges and accepts, to obtain specific performance of this Agreement and injunctive or other equitable relief to cure any such breach and the parties acknowledge and agree that irreparable damage would occur in the event that any related provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and further acknowledge and agree that money damages are an inadequate remedy for any such breach because of the difficulty of ascertaining the amount of damage that would be suffered in the event of such breach.


                                  ARTICLE VII

                           SURVIVAL; CERTAIN REMEDIES


     7.1. Survival.The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall expire at the Second Closing, except that the parties shall have no rights with respect to representations and warranties following the Initial Closing other than pursuant to Sections5.2(a)(i), 5.2(b)(ii) and 5.3(a), and except as set forth in ArticleVII, unless this Agreement is terminated in accordance with Article VI following the Initial Closing.


     7.2. Right to Require Repurchase. Notwithstanding anything to the contrary contained in Section 7.1, in the event the Company (a)had breached the representations or warranties contained in Section 2.4 and such breach or breaches,
                                     -35-
without giving effect to any qualification as to materiality contained in such representations and warranties, have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Purchaser makes a written claim against the Company on or before March31, 2000 relating thereto, then the Company shall purchase all of the outstanding Preferred Stock, Warrants and Shares for an amount in cash equal to the sum of
(x)the Purchase Price plus (y)an amount equal to the liquidation preference of any Preferred Stock received by the Purchaser as a dividend prior to the consummation of the purchase plus (z)without duplication, all accrued and unpaid dividends (which if in shares of Preferred Stock shall be valued at the liquidation preference thereof) on such securities prior to the consummation of the purchase (the "Section 7.2 Put Price"); provided that a breach shall not be taken into account for such determination if (i)such breach were actually known to the Purchaser at either Closing, (ii)were not disclosed in writing by the Purchaser to the Company, and (iii)constituted a failure of a condition to such Closing set forth in Section 5.2(a)(i) or 5.2(b)(ii) hereof. Any such purchase shall be consummated as promptly as reasonably practicable following the date of such written claim, but in any event within six months, following receipt of such written claim from the Purchaser, provided that the Section 7.2 Put Price shall be automatically due and payable upon a payment default in respect of, or an acceleration of, any indebtedness of the Company or any Subsidiary for borrowed money in excess of $5,000,000 in the aggregate.


     7.3. Sole and Exclusive Remedy. From the Initial Closing to the date of any termination of this Agreement in accordance with Article VI, or if this Agreement is not so terminated, from and after the Initial Closing, the provisions of Section 7.2 shall constitute the sole and exclusive recourse and remedy available to the Purchaser with respect to the breach of any representation, warranty, covenant or agreement contained in this Agreement or in any related certificate delivered pursuant to this Agreement, except for matters involving fraud.


     7.4. Termination Following Initial Closing. (a) In the event that this Agreement is terminated in accordance with ArticleVI for any reason by either or both parties following the Initial Closing, the Purchaser shall have the right, exercisable by written notice to the Company within 15days following the date of termination, to require that the Company purchase all of the outstanding Preferred Stock and any outstanding Shares for an amount in cash equal to the sum of (x)the Initial Closing Purchase Price plus (y)an amount equal to 111% of the liquidation preference of any Preferred Stock received as a dividend prior to the consummation of the purchase plus (z)without duplication, all accrued and unpaid dividends (which if in shares of Preferred Stock shall be valued at 111% of the liquidation preference thereof) on the securities being purchased prior to the consummation of the purchase (the "Section 7.4 Put Price"). Any such purchase shall be consummated as promptly as reasonably practicable, but in any event within six months, following receipt of such written claim from the Purchaser, provided that the Section 7.4 Put Price shall be automatically due and payable upon a payment default in respect of, or an acceleration of, any indebtedness of the Company or any Subsidiary for borrowed money in excess of $5,000,000 in the aggregate.


     (b) If the Purchaser does not exercise such right, the Company shall have the right exercisable within 15days following the last day the Purchaser could have given notice under the first sentence of this Section 7.4, to purchase the shares of Preferred Stock that have not been, or in connection with the exercise by the Company of such purchase right are not, converted into Shares, at a price equal to the Section 7.4 Put Price within the time period and subject to the same acceleration as provided in the immediately preceding sentence. Upon such notice, holders of Preferred Stock shall have a 15-day period in which to convert any of its outstanding Preferred Stock into Common Stock in accordance with the Certificate of Designation for the Series A Preferred Stock.


     (c) In the event that both the Purchaser and the Company do not elect to exercise their purchase right under this Section 7.4, the Company shall issue to the Purchaser a number of shares of Preferred Stock equal to 11% of the number of shares of Preferred Stock that were received as dividends or were accrued as dividends and not paid as of the date of issuance contemplated by this sentence.


     (d) Prior to the Second Closing the Purchaser shall not transfer any of the Preferred Stock unless the transferee shall agree in writing, which shall have been delivered to the Company, that the shares of Preferred Stock that it is acquiring shall be subject to this Section 7.4.


     (e) Notwithstanding anything in this Section 7.4 to the contrary, the
Section 7.4 Put Price shall be reduced by an amount equal to the portion of the Initial Purchase Price the Chief Executive Officer of the Company has approved, authorized or recommended the release or transfer of from any segregated account set up by the Company to hold the Initial Purchase Price, which release or transfer was made without the prior written consent of a majority of the Independent Directors following the Initial Closing. In the event of any reduction of the Section 7.4 Put Price pursuant to the immediately preceding sentence, the number of securities which the Purchaser may require the Company to purchase at such reduced Section 7.4 Put Price shall be equal to the product of (x) the number of securities otherwise subject to purchase, and (y)a fraction, the numerator of which is the Section 7.4 Put Price as reduced pursuant to the immediately preceding sentence, and the denominator of which is the Section 7.4 Put Price.

                                  ARTICLE VIII

                                 MISCELLANEOUS


     8.1. Defined Terms; Interpretations. The following terms, as used herein, shall have the following meanings:


     "1998 Balance Sheet" shall have the meaning ascribed thereto in
Section 2.5.


     "1998 Financial Statements" shall have the meaning ascribed thereto in
Section 2.5.


     "Affiliate" shall have the meaning ascribed to such term in Rule12b-2 of the General Rules and Regulations under the Exchange Act.


     "Agreement" shall have the meaning ascribed thereto in the preamble.


     "Alternative Transaction" shall mean any of (i) the acquisition, in one transaction or a series of transactions by any Third Party of more than 10% of the outstanding shares of Common Stock (or securities convertible or exchangeable therefor), whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 10% of the voting power of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of the Company's Subsidiaries, and the entity surviving any merger or business combination including any of them) of the Company or the Subsidiaries having a fair market value equal to more than 10% of the fair market value of all the assets of the Company and the Subsidiaries, taken as a whole, immediately prior to such transaction.


     "Board of Directors" shall mean the Board of Directors of the Company.


     "Certificate of Amendment" shall have the meaning ascribed thereto in
Section 4.9.


     "Certificate of Designation" shall have the meaning ascribed thereto in
Section 2.2.


     "Closing" shall have the meaning ascribed thereto in Section 1.2(a).


     "Closing Date" shall have the meaning ascribed thereto in Section 1.2(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.


     "Commitments" shall have the meaning ascribed thereto in Section 2.15.


     "Common Stock" shall have the meaning ascribed thereto in the recitals.


     "Company" shall have the meaning ascribed thereto in the preamble.


     "Company Affiliates" shall have the meaning ascribed thereto in
Section 4.2.


     "Company Fiduciary Out" shall have the meaning ascribed thereto in
Section 4.2.


     "Compensation and Benefit Plans" shall mean all material bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other material employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing or pursuant to which the Company or any of its Subsidiaries or ERISA Affiliates has or may have any liability, contingent or otherwise.


     "Confidentiality Agreement" shall have the meaning ascribed thereto in
Section 4.11.


     "Consents" shall have the meaning ascribed thereto in Section 4.6.


     "DGCL" shall mean the Delaware General Corporation Law.


     "Encumbrances" shall have the meaning ascribed thereto in Section 2.1(b).


     "Environmental Laws" shall mean, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (section)(section)9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (section)(section)11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (section)(section)6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (section)(section)2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (section)(section)136 et seq., the Clean Air Act, 42 U.S.C. (section)(section)7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (section)(section)1251 et seq., the Safe Drinking Water Act, 42 U.S.C. (section)(section)300f et seq., the Occupational Safety and Health Act, 29 U.S.C. (section)(section)641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (section)(section)1801, et seq., as any of the above statutes shall be in effect as of each Closing

Date, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same shall be in effect as of each Closing Date, including any common law cause of action providing any right or remedy relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.


     "Environmental Matter" shall mean any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.


     "Environmental Permits" shall have the meaning ascribed thereto in
Section 2.14(d)(ii).


     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


     "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with the Company or any of its Subsidiaries within the meaning of Articles414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Article 414(o) of the Code, or is under "common control" with the Company, within the meaning of Article4001(a)(14) of ERISA, and the regulations promulgated and proposed thereunder.


     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such successor federal statute.


     "GAAP" shall have the meaning ascribed thereto in Section 2.5.


     "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.


     "Hazardous Substances" shall mean any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or form the basis of liability under, any Environmental Laws.


     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.


     "IMCG-I" shall have the meaning ascribed thereto in the preamble.


     "IMCG-I Initial Closing Purchase Price" shall have the meaning ascribed thereto in Section 1.1.


     "IMCG-I Second Closing Purchase Price" shall have the meaning ascribed thereto in Section 1.1.


     "IMCG-II" shall have the meaning ascribed thereto in the preamble.


     "Independent Directors" shall have the meaning ascribed thereto in
Section 4.16.


     "Initial Closing" shall have the meaning ascribed thereto in
Section 1.2(a).


     "Initial Closing Purchase Price" shall have the meaning ascribed thereto in Section 1.1.


     "Initial Purchase" shall have the meaning ascribed thereto in Section 1.1.


     "Intellectual Property" shall mean (i) all patentable inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents and patent applications, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii)all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii)all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv)all mask works and all applications, registrations and renewals in connection therewith, (v)all know-how, trade secrets and confidential business information (including ideas, research and development, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(vi)all computer software (including data and related documentation), (vii)all management information systems, (viii)all other proprietary rights, (ix)all copies and tangible embodiments thereof (in whatever form or medium) and (x)all licenses and agreements in connection therewith.


     "IRS" shall mean the Internal Revenue Service.


     "Knowledge", with respect to the Company, shall mean the actual knowledge of each member of the board of directors of the Company and each executive officer of the Company.


     "Laws" shall include all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, judgments, decrees and bodies of law, including, without limitation, (i)any of the foregoing promulgated by any Governmental Entity, (ii)Environmental Laws, (iii)the Federal Truth-in-Lending Act, (iv)RegulationZ, (v)the Equal Credit Opportunity Act,
(vi)the Federal Fair Debt Collection Practices Act and (vii)state laws, rules and regulations relating to consumer protection, installment sales, collection and usury.


     "Leased Real Property" shall mean the real property leased or subleased by the Company or any Subsidiary, together with, to the extent leased or subleased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.


     "Licenses" shall have the meaning ascribed thereto in Section 2.14(a).


     "Litigation" shall have the meaning ascribed thereto in Section 2.7.


     "Losses" shall mean each and all of the following items: claims, losses, (including, without limitation, losses of earnings) liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts).


     "Major Suppliers" shall have the meaning ascribed thereto in Section 2.19.


     "Material Adverse Effect" shall mean, subject to Schedule2.6, a material adverse effect of at least $10,000,000 on the properties, business, results of operations, or financial condition of the Company and its Subsidiaries taken as a whole.

     "Multi-Employer Plan" shall have the meaning ascribed thereto in
Section 2.12(c).


     "Non-Voting Common Stock" shall have the meaning ascribed thereto in the recitals.


     "NYSE" shall mean The New York Stock Exchange, Inc.


     "Owned Real Property" shall mean the real property owned by the Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.


     "Permitted Encumbrances" shall mean, with respect to any asset, (i)any imperfection of title with respect to such asset which does not materially interfere with the present occupancy or use of such asset and the continuation of the present occupancy or use of such asset; (ii)such covenants, conditions, restrictions, easements, encroachments or Encumbrances that are not created pursuant to mortgages or other financing or security documents, and any other state of facts, which do not, individually or in the aggregate, materially interfere with the present occupancy or use of such asset; (iii)mechanic's, materialmen's and similar Encumbrances with respect to amounts not yet due and payable or which are being contested in good faith through appropriate proceedings; (iv)Encumbrances for Taxes not yet delinquent or which are being contested in good faith through appropriate proceedings; and (vi)Encumbrances securing rental payments under capital lease arrangements.


     "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.


     "Preferred Stock" shall have the meaning ascribed thereto in the recitals.


     "Products" shall have the meaning ascribed thereto in Section 2.21.


     "Proxy Statement" shall have the meaning ascribed thereto in Section 2.18.


     "Purchase Price" shall have the meaning ascribed thereto in the recitals.


     "Purchaser" shall have the meaning ascribed thereto in the preamble.


     "Purchaser Designees" shall have the meaning ascribed thereto in
Section 4.5.

     "Purchaser Expenses" shall have the meaning ascribed thereto in
Section 8.2.


     "Real Property" shall have the meaning ascribed thereto in
Section 2.14(d)(iii).


     "Registration Rights Agreement" shall have the meaning ascribed thereto in
Section 5.2(g).


     "Related Parties" shall mean (i)Affiliates of the Company and
(ii)directors or officers of the Company and their Affiliates (including any family members of directors and officers), but shall not include the Subsidiaries or the directors or officers of the Subsidiaries (except for directors or officers of the Subsidiaries who are also directors or officers of the Company).


     "Release" shall have the meaning set forth in Section 1021(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (section)9601(22).


     "Return" shall mean any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.


     "SEC" shall mean the Securities and Exchange Commission.


     "Second Closing" shall have the meaning ascribed thereto in Section 1.2(a).


     "Second Closing Failures" shall have the meaning ascribed thereto in
Section 5.2(a).


     "Second Closing Purchase Price" shall have the meaning ascribed thereto in
Section 1.1.


     "Second Purchase" shall have the meaning ascribed thereto in Section 1.1.


     "SEC Reports" shall have the meaning ascribed thereto in Section 2.4.


     "Section 7.2 Put Price" shall have the meaning ascribed thereto in
Section 7.2.


     "Section 7.4 Put Price" shall have the meaning ascribed thereto in
Section 7.4.


     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.


     "Series A Preferred Stock" shall have the meaning ascribed thereto in the recitals.


     "Series B Preferred Stock" shall have the meaning ascribed thereto in the recitals.


     "Shares" shall mean the shares of Common Stock issuable upon conversion of shares of Preferred Stock and exercise of the Warrants.


     "Significant Shareholders" shall mean Trace International Holdings, Inc., Aeneas Venture Corporation and AIFII, L.P.


     "Stockholders Agreement" shall have the meaning ascribed thereto in
Section 5.2(a)(iv).


     "Stockholders Meeting" shall have the meaning ascribed thereto in
Section 2.18.


     "Subsidiaries" shall have the meaning ascribed thereto in Section 2.1(b).


     "Subsidiary" shall have the meaning ascribed thereto in Section 2.1(b).


     "Takeover Proposal" shall have the meaning ascribed thereto in Section 4.2.


     "Tax" and "Taxes" shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, value added, license, excise, franchise, capital, net worth, estimated, withholding, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, asset, gains, transfer or excise tax, or any other tax, levy, custom, duty, impost, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or additions to tax, imposed by any Governmental Entity.


     "Terminating Breach" shall have the meaning ascribed thereto in
Section 6.1(d).


     "Third Party" shall mean any Person (or group of Persons) other than the Purchaser.


     "Transaction Documents" shall mean this Agreement, the Stockholders Agreement, the Voting Agreement, the Certificate of Designation, the Warrants and all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement or such other documents or the transactions contemplated hereby or thereby.


     "Warrants" shall have the meaning ascribed thereto in the recitals.


     8.2. Fees and Expenses. At the Initial Closing or as set forth on
Section 6.2, the Company shall reimburse the Purchaser in cash for its fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and disbursements of its attorneys, accountants, consultants and other advisors) (collectively, "Purchaser Expenses"); provided, however, that the portion of the Purchaser Expenses for which Purchaser is reimbursed shall not exceed $750,000 in the aggregate.


     8.3. Public Announcements. The Purchaser and the Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law or the rules and regulations of the NYSE, if it has used reasonable efforts to consult with the other party prior thereto.


     8.4. Restrictive Legends. No shares of Preferred Stock, Warrants or Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Company shall advise the Company that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:


        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


        THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO, AND THE HOLDER HEREOF IS ENTITLED TO CERTAIN RIGHTS AND SUBJECT TO CERTAIN OBLIGATIONS CONTAINED IN, A SECURITIES PURCHASE

        AGREEMENT DATED AS OF APRIL12, 1999, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER HEREOF, AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST.


     8.5. Further Assurances. At any time or from time to time after the Initial Closing, the Company, on the one hand, and the Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder.


     8.6. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Purchaser and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Purchaser, provided that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Purchaser, and provided further that the Purchaser may not assign its rights or obligations under this Agreement to any Person (other than a direct or indirect wholly-owned subsidiary of the Purchaser) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of Preferred Stock, Warrants or Shares are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock, Warrants or Shares.


     8.7. Entire Agreement. This Agreement and the other Transaction Documents and the Confidentiality Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.


     8.8. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                      (i)    if to the Company, to:

                             United Auto Group, Inc.
                             375 Park Avenue
                             New York, New York  10152
                             Telecopy:  (212) 593-1303
                             Attention:   Philip N. Smith, Jr., Esq.
                                          General Counsel

                             with a copy to (which shall not constitute notice):


                             Willkie Farr & Gallagher
                             787 Seventh Avenue
                             New York, New York  10019
                             Telecopy:  (212) 728-8111
                             Attention:  Maurice M. Lefkort, Esq.


                      (ii)   if to the Purchaser,

                             c/o Penske Capital Partners, L.L.C.
                             399 Park Avenue
                             New York, New York  10022
                             Telecopy:  (212) 207-9653
                             Attention:  Mr. James A. Hislop

                             with copies to (which shall not constitute notice):


                             Fried, Frank, Harris, Shriver & Jacobson
                             One New York Plaza
                             New York, New York  10004
                             Telecopy:  (212) 859-8587
                             Attention:  Valerie Ford Jacob, Esq.
                                         Robert C. Schwenkel, Esq.


     All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).


     8.9. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the Purchaser. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.


     8.10. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


     8.11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.


     8.12. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.


     8.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.


     8.14. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.


     8.15. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS.

     8.16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                            UNITED AUTO GROUP, INC.


                                            By: /s/ Samuel X. Di Feo
                                               -------------------------
                                               Name:
                                               Title:


                                            INTERNATIONAL MOTOR CARS
                                            GROUPI, L.L.C.


                                            By: /s/ James A. Hislop
                                               -------------------------
                                               Name:
                                               Title:


                                            INTERNATIONAL MOTOR CARS
                                            GROUPII, L.L.C.


                                            By:/s/ James A. Hislop
                                               -------------------------
                                               Name:
                                               Title: